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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ambassadors International, Inc. on Form S-3 of our report dated January 22, 1998 on our audits of the financial statements of Rogal America, Co. as of December 31, 1997 and 1996 and for the years then ended.

     We also continue to consent to the reference to our firm under the caption "Experts" which is included in the registration statement on Form S-3 of Ambassadors International, Inc. (No. 333-49377) and incorporated by reference in the registration statement.

                                          /s/ Starr, Finer, Starr LLP

Boston, Massachusetts
April 23, 1998